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                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT is made as of the ___ day of January 1996, by and between Enamelon, Inc., a Delaware corporation (the "Corporation"), and the shareholders of the Corporation listed on Schedule A hereto (the "Stockholders").

            Whereas, the Stockholders are purchasers of shares of the Corporation's Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock.") and seven-year warrants (the '"Warrants") to purchase shares of the Corporation's Common Stock, par value $.001 per share (the "Common Stock") at an exercise price of $5.75, pursuant to Subscription Agreements of even date herewith (the "Subscription Agreements"); and

            WHEREAS, in order to induce the Stockholders to invest funds in the Corporation and induce the Corporation to accept such subscriptions, the Corporation and each of the Stockholders desire to set forth certain rights of the Stockholders with respect to registration of the shares of Common Stock issuable upon conversion of the Preferred Stock or issuable upon exercise of the warrants (such shares of Common Stock being collectively referred to herein as, the "Shares");

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   Registration Rights.

                    1.1 Certain Definitions. As used in this Section l and
               elsewhere in this Agreement, the following terms shall have the following respective meanings:

                    "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they, each may, from time to time, be in effect.




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                    "Preferred Stockholders" means the holders of Common Stock issued or issuable upon conversion of the Preferred Stock.

                    "Registration Statement" means a registration statement
               filed by the Corporation with the Commission for a public offering and sale of securities of the Corporation (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                    "Registration Expenses" means the expenses described in
               subsection 1.7.

                    "Registrable Shares" means (i) the Shares, and (ii) any
               other shares of Common Stock of the Corporation issued in respect of any such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); Provided, however, that shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act, or Rule 144 under the Securities Act or (ii) at such time as they are eligible for sale pursuant to Rule 144(k) under the Securities Act.

                    "Securities Act" means the Securities Act of 1933, as
               amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                    "Stockholders" means the purchasers of Preferred Stock and
               Warrants in connection with the Subscription Agreements and any persons or entities to whom the rights granted under this Section 1 are transferred by any purchasers, their successors or assigns pursuant to the terms hereof.

          1.2 Sale or Transfer of Shares; Legend.

                    (a) The Shares and the Registrable Shares and shares issued in respect of the Shares or the Registrable Shares shall not be sold or transferred unless either (i) they first. shall have been registered under the Securities Act, or (ii) the Corporation first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Corporation, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                    (b) Each certificate representing the Shares and the
               Registrable Shares and shares issued in respect of the



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               Shares or the Registrable Shares shall bees a legend consistent with the provisions of paragraph (a) of this Section 1.2. Such legend shall be removed from the certificates representing any Registrable Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

                    (c) The Corporation agrees, during any period which the
               Corporation is not subject to Section 12 or 15 (d) of the 1934 Act, upon the request of the undersigned to make available to the undersigned and to any prospective transferee of any Shares or Registrable Shares of the undersigned the information concerning the Corporation described in Rule 144A(d)(4) under the Securities Act.

          1.3 Required Registrations.

                    (a) At any time within five years of the effective date of a
               Registration Statement relating to the Corporation's first underwritten public offering of shares of Common Stock pursuant to a Registration Statement, a Preferred Stockholder or Preferred Stockholders holding in the aggregate at least 40% of the Common Stock issued or issuable upon conversion of the Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like) may request, in writing, that the Corporation effect the registration of an aggregate of at least 20% of the Registrable Shares or such lesser percentage of Registrable Shares such that the anticipated aggregate offering price of Registrable Shares would be at least $2,000,000 (based on the then current market price or fair value) in accordance with the intended methods of distribution as specified by the Stockholders in such notice. If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Corporation in their request. In the event such registration is underwritten, the right of other Stockholders to participate shall be conditioned on such Stockholders' participation in such underwriting. Upon receipt of any such request, the Corporation shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Corporation within twenty (20) days after the Corporation provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all Stockholders may not be included in the offering, then all Stockholders who have requested registration shall participate in the offering pro rata based upon the number of Registrable Shares that they have requested to be so registered. Thereupon, the Corporation shall,



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               as expeditiously as possible, use its best efforts to effect the registration, of all Registrable Shares the Corporation has been requested to so register.

                    (b) At any time within five years of the date of issuance of the Preferred Stock, a Preferred Stockholder or Preferred Stockholders may request the Corporation, in writing, to effect the registration on Form S-3 (or such successor form), if the Corporation is eligible to use such form of Registrable Shares having an aggregate offering price of at least $500,000 (based on the then current public market price or fair value) in accordance with the intended methods of distribution as specified by the Stockholders in such notice. Upon receipt of any such request, the Corporation shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Corporation within thirty (30) days after the Corporation provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all Stockholders may not be included in the offering, then all Stockholders who have requested registration shall participate in the offering pro rata based upon the number of Registrable Shares that they have requested to be so registered. Thereupon, the Corporation shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares that the Corporation has been requested to register.

                    (c) The Corporation shall not be required to effect more
               than three registrations pursuant to paragraph (a) above. In addition, the Corporation shall not be required to effect any registration within six (6) months after the effective date of any other Registration Statement of the Corporation.

                    (d) If at the time of any request to register Registrable
               Shares pursuant to this subsection 1.3, the Corporation is engaged or has fixed plans to engage within thirty (30) days of the time of the request in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to subsection 1.4 or is engaged in any other activity that, in the good faith determination of the Corporatlon's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Corporation. then the Corporation may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be,



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               such right to delay a request to be exercised by the Corporation not more than once in any one year period.

          1.4 Incidental Registration.

                    (a) At any time within 7 years of the date of issuance of
               the Preferred Stock when the Corporation proposes to file a Registration Statement (other than pursuant to subsection 1.3), it will, prior to such filing, give written notice to all Preferred Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within twenty (20) days after the Corporation provides such notice (which request shall state the intended method of disposition of such Registration Shares), the Corporation shall use its best efforts to cause all Registrable Shares that the Corporation has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Corporation shall have the right to postpone or withdraw any registration effected pursuant to this subsection 1.4 without obligation to any Stockholder.

                    (b) In connection with any offering under this subsection
               1.4 involving an underwriting, the Corporation shall not be required to include any Registrable Shares in such offering unless the holders thereof accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it (provided that such terms must be consistent with this Agreement), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Corporation. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares that the holders have requested to be included would materially and adversely affect such public offering, then the Corporation shall be required to include in the underwriting only that number of Registrable Shares, not less than 25% of the total number of shares in the offering, that the managing underwriter believes may be sold without causing such adverse effect; provided that no persons or entities other than the Corporation, the Stockholders and persons or entities holding registration rights granted in accordance with Section 1.12 hereof shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares that the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration shall participate in the underwriting pro



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               rata based upon their total ownership of shares of Common Stock of the Corporation (giving effect to the conversion into Common Stock of all securities convertible thereinto). If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

               1.5 Right of First Refusal. In the event that at any time within one year of the date of issuance of the Preferred Stock the Corporation proposes to offer any securities for the purpose of financing its business (other than warrant shares, shares issued in the acquisition of another company or shares offered to the public pursuant to an underwritten public offering), the Corporation shall first offer such securities to the Preferred Stockholders on a pro rata basis for a period of 15 days on the same terms proposed to be offered to other investors. In the event the Corporation offers securities where the anticipated aggregate offering price would be not greater than S3,000,000 (based on the then current market price or fair value), at any time within six months of the date hereof, the Corporation shall offer such securities, in the same form as the offering relating to the Subscription Agreements, first to the Preferred Stockholders at a purchase price of S4.80 per share. Such holders will have 45 days after receiving the Corporation's notice of such offer to exercise their right to acquire such securities at a purchase price of S4.80.

               1.6 Registration Procedures. If and whenever the Corporation is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Corporation shall:

                    (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                    (b) as expeditiously as possible prepare and file with the
               Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or one hundred twenty (120) days after the effective date thereof;

                    (c) as expeditiously as possible furnish to each selling
               Stockholder such reasonable numbers of copies of the


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               prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

                    (d) as expeditiously as possible use its best efforts to
               register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Corporation shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                    If the Corporation has delivered preliminary or final
               prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the provisions of the Securities Act, the Corporation shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

               1.7 Allocation of Expenses. The Corporation will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration under Section 1.3 is withdrawn at the request of the Stockholders requesting such registration (other than as a result of information concerning the business or financial condition of the Corporation that is made known to the Stockholders after the date on which such registration was requested) and if the requesting Stockholders elect not to have such registration counted as a registratlon requested under subsection 1.3, the requesting Scocknolders shall pay the Registratlon Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Corporation in complying with this Section 1, including, without limitation, all registration and filing {ees, exchange listing fees, printing expenses, fees, and expenses of counsel for the Corporation reasonable state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding



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          underwriting discounts, selling commission, and the fees and expenses of selling Stockholders' own counsel.

               1.8 Indemnification and Contribution. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities, joint or several, to which such seller, underwriter, or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Corporation will reimburse such seller, underwriter, and each such controlling person in connection with investigation or defending any such loss, claim, damage, liability, or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Corporation, in writing, by or on behalf of such seller, underwriter, or controlling person specifically for use n the preparation thereof.

               In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Corporation, each o' its directors and officers and each underwriters (if any) and each person, if any, who controls the Corporation or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or ':abilities, joint or several, to which the Corporation, such directors and officers, underwriter, or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or


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          alleged untrue statement of a material fact contained in any
          Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Corporation by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold in connection with such Registration.

               Each party entitled to indemnification under this subsection 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified party has actually knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section
          1. The Indemnified Parry may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigations, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

               In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such


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          holder, makes a claim for indemnification pursuant to this Section 1.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Stockholder or any such controlling person in circumstances for which indemnification is provided under this Section 1.8; then, in each such case, the Corporation and such Stockholder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Corporation is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11 (f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

          1.9 Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to subsection 1.3(a), the Corporation agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Corporation Of the underwriters of such offering.

          1.10 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Corporation such information regarding such holder and the distribution proposed by such holder as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Sectlon 1.

          1.11 "Stand-Off" Agreement. Each Stockholder, if requested by the Corporation and an underwriter of Common Stock or other securities of the Corporation, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Corporation held by such Stockholder for


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     a specified period of time (not to exceed 120 days) following the effective date of a Registration Statement; provided, that:

               (a) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Corporation to be sold on its behalf to the public in an underwritten offering; and

               (b) all Stockholders holding not less than the number of shares of Common Stock held by such Stockholder (including shares of Common stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants or rights) and all officers and directors of the Corporation enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the standoff Period.

          1.12 Limitation on Subsequent Registration Rights. The Corporation shall not, without the prior written consent of Stockholders holding at least 50% of the Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of the Corporation that would allow such holder or prospective holder (a) to include securities of the Corporation in any registration filed under subsection 1.3 or 1.4, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on terms substantially similar to the terms on which holders of Registrable Shares may include shares in such registration, or (b) to make a demand registration that could result in such registration statement being declared effective prior to a demand registration under this Section 1.

     2. Miscellaneous.

          2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Registrable Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the paties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of th1S Agreement, except as expressly provided in this Agreement

          2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as

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     applied to agreements among New York residents entered into and to be performed entirely within New York.

          2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on Schedule A hereto, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          2.6 Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation and the holders of a majority of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Shares then outstanding, each future holder of all such Registrable Securities, and the Corporation.

          2.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the any availbility of any rights under this Agreement.

          2.9 Entire Agreement. This Agreement (including the Exhibits hereto, if any} constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             ENAMELON, INC.

                                             By:  /s/ Steven R. Fox
                                             ----------------------
                                                Name: Steven R. Fox
                                                Title: Chairman of the Board


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